U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On November 14, 2007, Equus Total Return, Inc. (the “Fund”) issued a press release announcing its net assets and net asset value for the quarter ended September 30, 2007. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.

Other Events.

     On November 9, 2007, the Fund issued a press release announcing a fourth quarter dividend for 2007 and setting the record date, election date to receive cash in lieu of stock and payment date for such dividend. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated November 14, 2007.

	99.2	Press Release, dated November 9, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: November 14, 2007

By: /s/ L’Sheryl D. Hudson

L’Sheryl D. Hudson Vice President and Chief Financial Officer